Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Bit Origin Ltd

Genesis Building, 5th Floor

Genesis Close

George Town

PO Box 446

Grand Cayman KY1-1106

Cayman Islands

22 August 2025

Bit Origin Ltd (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed on 22 August 2025 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Securities Act), relating to the registration of 1,180,199,813 Class A ordinary shares of the Company of par value US$0.000001 each (Class A Ordinary Shares), comprising of:

(a)	223,166,369 Class A Ordinary Shares issuable upon conversion of the A-1 Note (as defined in the Registration Statement) (the A-1 Shares);
(b)	111,583,184 Class A Ordinary Shares issuable upon conversion of the B-1 Note (as defined in the Registration Statement) (the B-1 Shares);
(c)

21,136,535 Class A Ordinary Shares issuable upon conversion of the C-1 Note (as defined in the Registration Statement) (the C-1 Shares and, together with the A-1 Shares and the B-1 Shares, the Note Shares);

(d)

up to US$400,000,000 worth of Class A Ordinary Shares (or 784,313,725 Class A Ordinary Shares, based on the closing price of US$0.51 per Class A Ordinary Share as of 15 August 2025) issuable pursuant to the Equity Purchase Facility Agreement (defined below) (the EPFA Shares);

(e)

20,000,000 Class A Ordinary Shares issued to the pursuant to the securities purchase agreements dated 6 August 2025 by and between the Company and the investors named therein (the Purchase Agreements and the Issued Shares); and

(f)

20,000,000 Class A Ordinary Shares issuable upon exercise of the warrants issuable pursuant to the Purchase Agreements (the Warrant Shares and, together with the Note Shares, the EPFA and the Issued Shares, the Shares),

and the preliminary prospectus included in the Registration Statement (the Prospectus) relating to the offering of the Shares.

1.	Documents Reviewed

For the purposes of this opinion letter, we have examined a copy of each of the following documents:

1.1

the form of senior secured convertible note (the Form of Note) attached as Exhibit A to that certain securities purchase agreement between the Company and ATW Digital Asset Opportunities IV LLC dated 13 July 2025;

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

mourant.com

1.2	that certain equity purchase facility agreement between the Company and DOGECOIN TREASURY RESERVE LLC dated 13 July 2025 (the Equity Purchase Facility Agreement);
1.3	the form of ordinary shares purchase warrant issuable pursuant to each of the Purchase Agreements (the Form of Warrant);
1.4

the certificate of incorporation of the Company dated 23 January 2018 and the certificate of incorporation on change of name of the Company dated 29 April 2022 (collectively, the Certificate of Incorporation);

1.5	the fifth amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 14 March 2025 (the M&A);
1.6	a copy of the Company's register of directors and officers provided to us by the Company (the Register of Directors);
1.7	an extract of the register of shareholders of the Company maintained by Securities Transfer Corporation received on 19 August 2025 (the Register of Members Extract);
1.8

a certificate from a director of the Company dated 14 August 2025 (together with the M&A, the Certificate of Incorporation, the Register of Directors, the Register of Members Extract and the Certificate of Good Standing, the Company Records);

1.9	written resolutions of the board of directors of the Company passed on 13 July 2025 and 6 August 2025 approving, among other things, the issue and allotment of the Shares (the Resolutions);
1.10	a certificate of good standing dated 14 August 2025 issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);
1.11	the Registration Statement; and
1.12	the Prospectus.
2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter.  These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter.  In giving these opinions, we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;
2.2

where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;
2.4	the genuineness of all signatures and seals;
2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;
2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;
2.8

upon issue of each Share, the Company will receive or will have received (as applicable) in full the consideration for which the Company agreed to issue such Share, which shall be at least equal to the par value thereof;

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement has been duly filed with the Commission;
2.10	the Company Records were, when reviewed by us, and remain at the date of this opinion letter, accurate and complete; and
2.11

no monies paid to or for the account of any party in respect of the Shares represent, or will represent, proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (as amended) of the Cayman Islands and the Terrorism Act (as amended) of the Cayman Islands, respectively).

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2

Based solely on our inspection of the Register of Members Extract, each of Ye Yuan Yuan, Zhou Yibiao and Zhang Fan has valid title to their Issued Shares.  The Issued Shares have been duly authorised, legally issued and are fully paid and non-assessable.

3.3

Based solely on our review of the M&A, the authorised share capital of the Company is US$15,000 divided into 15,000,000,000 shares of par value US$0.000001 each, comprising of 14,250,000,000 Class A ordinary shares of par value US$0.000001 each and 750,000,000 Class B ordinary shares of par value US$0.000001 each.

3.4

The issue and allotment of the Note Shares as contemplated by the Registration Statement has been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and in accordance with terms of the Form of Note, the Note Shares will be legally issued and allotted, fully paid and non-assessable.  As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.5

The issue and allotment of the EPFA Shares as contemplated by the Registration Statement has been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and in accordance with terms of the Equity Purchase Facility Agreement, the EPFA Shares will be legally issued and allotted, fully paid and non-assessable.  As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.6

The issue and allotment of the Warrant Shares as contemplated by the Registration Statement has been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and in accordance with terms of the Form of Warrant, the Warrant Shares will be legally issued and allotted, fully paid and non-assessable.  As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4.	Qualifications
4.1

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position.

4.3	To maintain the Company in good standing, the Company:
(a)	must pay all fees and penalties under the Companies Act; and
(b)	must not be, to the Registrar's knowledge, in default under the Companies Act.
4.4

In this opinion the phrase non-assessable means, with respect to Class A Ordinary Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on such Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP
Mourant Ozannes (Cayman) LLP